UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2014

Independence Realty Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2014, Independence Realty Trust, Inc. ("IRT", "we", "us" or "our"), Independence Realty Operating Partnership, LP ("IROP") and Independence Realty Advisors, LLC (The "Advisor") entered into an equity underwriting agreement (the "Underwriting Agreement") with Deutsche Bank Securities Inc.(the "Underwriter"), with respect to an underwritten public offering (the "Offering") by IRT of 6,000,000 shares of IRT’s common stock, par value $0.01 per share ("Common Shares"), at a public offering price of $9.60 per Common Share, on the terms set forth therein. As part of the Offering, IRT granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 900,000 Common Shares (the "Option").

The Underwriting Agreement contains customary representations, warranties and agreements of IRT, IROP and the Advisor, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Underwriting Agreement, IRT and IROP agreed to indemnify the Underwriter against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, to contribute to payments the Underwriter may be required to make in respect of these liabilities and to reimburse the Underwriter for certain expenses.

On November 25, 2014, IRT issued and sold 6,000,000 Common Shares pursuant to the Offering. Total gross proceeds to IRT from the Offering, before deducting the underwriting discount and estimated offering expenses, were approximately $57.6 million. The Offering was made pursuant to the prospectus supplement dated November 19, 2014 and the accompanying base prospectus dated June 16, 2014, filed with the Securities and Exchange Commission (the "Commission") pursuant to IRT’s effective shelf registration statement on Form S-3 (File No. 333-196033) (the "Registration Statement").

The Underwriter and/or its affiliates has engaged in, and may in the future engage in, investment banking services for IRT and for RAIT in the ordinary course of its business, including acting as underwriter in connection with public offerings of IRT’s securities and RAIT’s securities. The Underwriter has received, or may in the future receive, customary fees and commissions for these transactions. In addition, the Underwriter and/or its affiliates may in the future engage in investment banking services for other affiliates of IRT and RAIT in the ordinary course of their business for which they may receive customary fees and commissions.

The above summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated by reference herein. A copy of the opinion of Venable LLP relating to the legality of the issuance and sale of Common Shares in the Offering is attached to this Current Report on Form 8-K as Exhibit 5.1. A copy of the opinion of Ledgewood, a professional corporation, as to tax matters is attached to this Current Report on Form 8-K as Exhibit 8.1. This Current Report on Form 8-K is being filed in part for the purpose of filing Exhibit 1.1, Exhibit 5.1, Exhibit 8.1, Exhibit 23.1 and Exhibit 23.2 as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

1.1 Underwriting Agreement, dated November 19, 2014, by and among Independence Realty Trust, Inc. Independence Realty Operating Partnership, LP, Independence Realty Advisors, LLC and Deutsche Bank Securities Inc.

5.1 Opinion of Venable LLP as to validity of the Common Shares.

8.1 Opinion of Ledgewood, a professional corporation, as to tax matters.

23.1 Consent of Venable LLP (included in Exhibit 5.1).

23.2 Consent of Ledgewood, a professional corporation (included in Exhibit 8.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

November 25, 2014	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 19, 2014, by and among Independence Realty Trust, Inc. Independence Realty Operating Partnership, LP, Independence Realty Advisors, LLC and Deutsche Bank Securities Inc.
5.1	Opinion of Venable LLP as to validity of the Common Shares (including Exhibit 23.1 Consent of Venable LLP).
8.1	Opinion of Ledgewood, a professional corporation, as to tax matters (including Exhibit 23.2 Consent of Ledgewood, a professional corporation).